KRONOS WORLDWIDE, INC. ANNOUNCES A PRICE INCREASE FOR ALL  TITANIUM DIOXIDE PRODUCTS IN NORTH AMERICA

CRANBURY, NEW JERSEY – October 10, 2007 – Kronos Worldwide, Inc. (NYSE:  KRO) today announced a price increase for all of its titanium dioxide grades sold in North America.

Effective October 15, 2007 or as contracts permit, prices in North America for all Kronos titanium dioxide products will increase by US$0.06 per pound.

This is a new price increase announcement and follows the previously announced July 1, 2007 price increase of US$0.05 per pound which is currently being implemented.

Kronos Worldwide, Inc. is a major international producer of titanium dioxide pigments.

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